UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

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FANTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55204 (Commission File Number)	80-0884134 (IRS Employer Identification Number)

330 Townsend Street, Suite 234
San Francisco, CA 94107
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 592-5950

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On March 10, 2016, Mohamed Sanu signed a five-year contract (the “Player Contract”) with the Atlanta Falcons (the “Falcons”) in the National Football League (the “NFL”). Under the Player Contract, the Falcons have agreed to pay Mohamed Sanu signing bonuses of $5.0 million in 2016 and $2.0 million in 2017, and annual salaries of $1.0 million, $6.0 million, $6.0 million, $6.0 million and $6.5 million in the 2016, 2017, 2018, 2019 and 2020 NFL seasons, respectively. Of these amounts payable under the Player Contract, the signing bonuses and annual salaries for the 2016 and 2017 NFL seasons are guaranteed, and the annual salaries for the 2018-2020 NFL seasons are not guaranteed. Accordingly, Fantex, Inc. (the “Company”) has updated its estimate of the fair value of its brand contract with Mohamed Sanu (the “Brand Contract”) from approximately $1.8 million as of December 31, 2015 to approximately $2.2 million as of March 10, 2016 (unaudited).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including preliminary estimates of the fair value of the Company’s brand contract with Mohamed Sanu that are based upon management’s current expectations and are inherently uncertain. The preliminary fair value estimate referenced in this Current Report on Form 8-K is preliminary and subject to the completion of the Company’s customary quarterly closing and review procedures. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting the Company’s business. The reader is cautioned not to unduly rely on the forward-looking statements contained in this Current Report on Form 8-K. Additional information on potential factors that could affect Fantex’s results and other risks and uncertainties are detailed in its Annual Report and available at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2016	FANTEX, INC.

	By:	/s/ David Mullin
David Mullin
Chief Financial Officer